Exhibit 99.1

Logiq Reports First Quarter 2022 Financial Results

●	AppLogiq (GoLogiq) 1Q-22 revenues rose 35.5% to $3.3 million, gross profit increased 46.0% to $1.1 million; gross margin expanded 230 basis points to 32.4%
●	Company’s business development continues to pivot to higher margin opportunities
●	M&A pipeline of EBITDA accretive acquisitions remains a key catalyst for 2022 growth
●	Company revises FY 2022 guidance to $40-$50 million, and profitability in early 2023

NEW YORK -- May 16, 2022 — Logiq, Inc. (OTCQX: LGIQ, NEO: LGIQ), a global provider of award-winning digital consumer acquisition solutions, today announced its results for the first quarter of 2022 ended March 31, 2022, and its outlook for full-year 2022.

Recent Highlights

●	Completed the transfer of AppLogiq (branded as GoLogiq) assets into its majority-owned public entity Lovarra (OTC: LOVA); spin-off of those shares to shareholders expected to close in mid-2022.
●	Restructured senior leadership team to accommodate Logiq’s spin-off of AppLogiq for strengthened and focused companies’ management.
●	Successfully executed on M&A strategy by closing acquisition of Battle Bridge Labs companies, including Section 2383, LLC (collectively, “Battle Bridge”), assets; acquisition is expected to be synergistic and accretive to 2022 earnings.

Financial Highlights

●	Consolidated revenues for the first quarter of 2022 were flat with the previous year at $8.1 million while net loss improved $100K to $3.9 million due to lower operating expenses.
●	Year-over-year, AppLogiq 1Q-22 revenues rose 35.5% to $3.3 million, gross profit increased 46.0% to $1.1 million. Demonstrating its pivot to higher-margin business as discussed a year ago, gross margin increased another 230 basis points to 32.4%.
●	As of March 31, 2022, cash, cash equivalents, and restricted cash totaled $3.8 million vs. $1.6 million on December 31, 2021.

Operating Highlights

The spinoff of the Company’s AppLogiq (GoLogiq) business is on track to unlock value for both businesses in mid-2022. The rebranded GoLogiq business is expected to update shareholders on recent initiatives within the coming weeks.

The Battle Bridge acquisition, closed just six weeks ago, is already consolidated and generating synergy through cross-selling to expand its and Logiq’s customer base and service offerings as well as to scale its new business development activities.

Management Commentary

Logiq Chief Executive Officer, Brent Suen, commented, “Our business remained solid in the first quarter of 2022 as we focused on securing higher-margin customers which have a somewhat longer sales cycle compared with high-volume lower-margin resellers.”

“Our industry is all about vertical expertise and economies of scale, and 95% of our business comprises four verticals: home improvement, insurance, solar, and mystical services.

Accordingly, while we continue to grow those verticals organically, we are pursuing high value-added acquisitions or partnerships in other cyclically or fundamentally undervalued or underserved verticals – with strong ‘rising tide’ potential,” Mr. Suen added. “In this way, we plan to capture market share leadership and acquire successful management teams seeking scale through smart synergistic business combinations. While we are actively considering various verticals, we like the undervalued regulated verticals for their high barriers to entry, such as cannabis, cryptocurrency, online wagering, and pharmaceutical/medtech. Once we successfully enter one regulated vertical, the ad-tech and mar-tech tools and techniques required are largely fungible and easy to repurpose to enter the others. As is standard, our first screen for potential business combinations is accretive to earnings and EBITDA.”

Q1 2022 Financial Highlights

Consolidated revenue in the quarter was flat with last year at $8.1 million. The Company’s Lovarra (GoLogiq) CreateAppTM platform contributed $3.3 million or 40.8% of first-quarter consolidated revenue, up 35.5% from $2.4 million in the year-ago quarter. The increase was driven by the strategic shift, disclosed a year ago, of targeting the high-margin end-customer segment compared with low-margin high-volume white label resellers. Logiq’s DataLogiq platform revenues contributed $4.8 million or 59.2% of consolidated revenue, decreasing 14.9% from $5.6 million a year ago. The revenue decline was due primarily to a shift away from lower-quality business that now carries lower gross profit margins. This shift is expected to become evident in Q3 and Q4.

Consolidated gross profit decreased 1.0% to $2.2 million on a 27.2% gross margin in Q1 2022 compared with $2.2 million, or 27.6%, respectively in the year-earlier quarter.

Total operating expenses decreased 1.9% to $6.2 million in Q1 2022 from $6.3 million in the year-ago quarter, primarily due to decreases in general and administrative, and sales and marketing.

The Q1-22 net loss was $4.0 million, down from a net loss of $4.1 million in the year-ago quarter and $5.3 million sequentially. As of March 31, 2022, the Company’s cash, cash equivalents, and restricted cash totaled $3.8 million vs. $1.6 million on December 31, 2021.

Revises 2022 Guidance

The Company projects annualized revenues for fiscal 2022 to be in the range of $40 million to $50 million, reaching a breakeven EBITDA run rate by the end of 2022 and attaining profitability in early 2023. This forecast is based on the Company’s potential deal pipeline, which includes M&A and potential partnerships and client relationships. However, no assurances can be provided that we will enter into any strategic transactions with those companies in the pipeline, or that the results of any such transactions will allow us to reach this goal.

Conference Call

Logiq management will host a conference call on Monday, May 16, 2022, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time).

To access via webcast:

https://viavid.webcasts.com/starthere.jsp?ei=1549918&tp_key=241e84c64c

To access by phone:

Toll-free dial-in number: 1-800-926-5068

International dial-in number: 1-212-231-2935

Please dial into the conference 15 minutes prior to the start time. An operator will register your name and organization.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through Monday, May 30, 2022, as well as available for replay via the Investors section of the Logiq website at www.logiq.com/ir

Toll-free replay number:1-844-512-2921

International replay number: 1-412-317-6671 Replay ID: 22018903

About Logiq

Logiq Inc. is a U.S.-based leading global provider of e-commerce and digital customer acquisition solutions by simplifying digital advertising. It provides a data-driven, end-to-end marketing through its results solution or providing software to access data by activating campaigns across multiple channels.

Connect with Logiq: Website | LinkedIn | Twitter | Facebook

The Company’s Digital Marketing business includes a holistic, self-serve ad tech platform. Its proprietary data-driven, AI-powered solutions allows brands and agencies to advertise across thousands of the world’s leading digital and connected TV publishers.

Logiq’s Lovarra subsidiary, a fully reporting U.S. public company listed on the OTC Markets, recently acquired the Company’s AppLogiq assets. This includes CreateApp™, the award-winning software-as-as-service (SaaS) platform that enables small and medium-sized businesses worldwide to easily create and deploy a native mobile app for their business. AppLogiq also includes platforms for mobile payments and food delivery, and the licenses of its technologies to third parties. Logiq is planning a mid-2022 distribution of its equity interests in Lovarra to Logiq’s shareholders of record on December 30, 2021.

Important Cautions Regarding Forward Looking Statements

This press release contains certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the Safe Harbor created by those sections. This press release also contains forward-looking statements and forward-looking information within the meaning of Canadian securities legislation that relate to Logiq’s current expectations and views of future events. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “expects”, “will continue”, “is anticipated”, “anticipates”, “believes”, “estimated”, “intends”, “plans”, “forecast”, “projection”, “strategy”, “objective” and “outlook”) are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such forward-looking statements. No assurance can be given that these expectations will prove to be correct and such forward-looking statements included in this press release should not be unduly relied upon.

These statements speak only as of the date of this press release. Forward-looking statements are based on a number of assumptions and are subject to a number of risks and uncertainties, many of which are beyond Logiq’s control, which could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking statements. In particular and without limitation, this press release contains forward-looking statements regarding our products and services, the use and/or ongoing demand for our products and services, expectations regarding our revenue and the revenue generation potential of our products and services, our partnerships and strategic alliances, potential strategic transactions, the impact of global pandemics (including COVID-19) on the demand for our products and services, industry trends, overall market growth rates, our growth strategies, the continued growth of the addressable markets for our products and solutions, our business plans and strategies, and the valuation and success of the businesses after completion of the transaction, if any, and other risks described in the Company’s prior press releases and in its filings with the Securities and Exchange Commission (SEC) including its Annual Report on Form 10-K and any subsequent public filings, and filings made pursuant to Canadian securities legislation that are available on www.sedar.com, including under the heading “Risk Factors” in the Company’s Canadian Prospectus.

Logiq undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. New factors emerge from time to time, and it is not possible for Logiq to predict all of them, or assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

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(Financial tables follow)

LOGIQ INC.

Consolidated Balance Sheets

	March 31,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Non-current assets
Intangible assets, net	13,779,993	14,797,196
Property and equipment, net	140,246	153,973
Goodwill	5,577,926	5,577,926
Total non-current assets	19,498,165	20,529,095

Current assets
Amount due from associate	-	7,208,700
Accounts receivable	2,857,200	3,966,086
Right to use assets - operating lease	173,803	91,571
Prepayment, deposit and other receivables	606,627	804,011
Financial assets held for resale	-	681
Restricted cash	22,045	22,513
Cash and cash equivalents	3,749,303	1,563,752
Total current assets	7,408,978	13,657,314
Total assets	$26,907,143	$34,186,409

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	2,159,995	2,293,858
Accruals and other payables	1,732,925	1,804,131
Deferred revenue	3,154	10,500
Lease liability - operating lease	173,803	91,571
Deposits received for share to be issued	17,100	401,028
Total current liabilities	4,086,977	4,601,088

Non-Current Liabilities
Other loan	10,000	10,000
Total non-current liabilities	10,000	10,000
Total liabilities	$4,096,977	$4,611,088

STOCKHOLDERS’ EQUITY
Common stock, $0.0001 par value, 250,000,000 shares authorized, 29,169,516 and 26,350,756 shares issued and outstanding as of March 31, 2022 and December 31, 2020, respectively	2,917	2,635
Additional paid-in capital	84,068,490	82,473,004
Capital reserves	24,969,396	29,349,795
Accumulated deficit brought forward	(86,230,637)	(82,250,113)
Total stockholder’s equity	22,810,166	29,575,321
Total liabilities and stockholders’ equity	$26,907,143	$34,186,409

LOGIQ INC.

Consolidated Statements of Operations

	For the three months ended March 31,
	2022	2021
	(Unaudited)	(Unaudited)

Service Revenue	$8,105,384	$8,080,312
Cost of Service	5,900,723	5,854,056
Gross Profit	2,204,661	2,226,256

Operating Expenses
Depreciation and amortization	1,030,930	689,345
General and administrative	3,600,997	4,144,365
Sales and marketing	299,316	369,261
Research and development	1,257,084	1,103,137
Total Operating Expenses	6,188,327	6,306,108

(Loss) from Operations	(3,983,666)	(4,079,852)

Other (Expenses)/Income, net	3,142	(1,897)

Net (Loss) before income tax	(3,980,524)	(4,081,749)
Income tax (Corporate tax)	-	-
Net (Loss)	$(3,980,524)	$(4,081,749)

Net (Loss) profit per common share - basic and fully diluted:	(0.1510)	(0.2497)

Weighted average number of basic and fully diluted common shares outstanding	26,367,804	16,345,439